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                                LESSEE GUARANTEE
                           (Teletech Trust No. 2000-B)


                                      from


                             TELETECH HOLDINGS, INC,
                             a Delaware corporation


                             Dated December 27, 2000





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

                                LESSEE GUARANTEE

         THIS LESSEE GUARANTEE (Teletech Trust No. 2000-B) (this "GUARANTEE"), dated as of December 27, 2000, is made by TELETECH HOLDINGS, INC., a Delaware corporation (in such capacity, the "GUARANTOR") in favor of the Beneficiaries (as hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, Guarantor is also a party to that certain Participation Agreement of even date herewith (as amended, supplemented or otherwise modified, the "PARTICIPATION AGREEMENT"), among Teletech Services Corporation, a Colorado corporation, as Lessee; Teletech Holdings, Inc., as Guarantor; State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly stated therein, but solely as Certificate Trustee; First Security Bank, National Association, not in its individual capacity, except as expressly stated therein, but solely as Administrative Agent; the financial institutions named on Schedule I thereto, as Certificate Holders; and the financial institutions named on Schedule II thereto, as Lenders; capitalized terms used but not otherwise defined in this Guarantee shall have the respective meanings specified in Appendix 1 to the Participation Agreement; and the rules of interpretation set forth in Appendix 1 to the Participation Agreement shall apply to this Guarantee;

         WHEREAS, it is a condition precedent to the consummation by Participants of the transactions to be consummated on the Document Closing Date and the Advance Date that Guarantor execute and deliver this Guarantee;

         WHEREAS, Lessee is a direct wholly-owned Subsidiary of Guarantor, and it is in the best interests of Guarantor that the Overall Transaction, the Document Closing Date and the Advance Date occur; and

         WHEREAS, this Guarantee, and the execution, delivery and performance hereof, have been duly authorized by all necessary corporate action of Guarantor;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

         Section 1. GUARANTEE. Guarantor hereby irrevocably and unconditionally guarantees to Certificate Trustee (both individually and in its capacity as Certificate Trustee), Administrative Agent (both individually and in its capacity as Administrative Agent), each Participant, each other Indemnitee, and their respective successors and permitted assigns (individually a "BENEFICIARY" and collectively the "BENEFICIARIES"):

                  (a) the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and

                  (b) the full and prompt performance,

of all of the Liabilities (as hereinafter defined), including (without duplication) interest and yield on any such Liabilities, whether accruing before or after any bankruptcy or insolvency case or proceeding involving Lessee or any other Person, and, if interest or yield on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest and yield as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by any Beneficiary in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guarantee; provided, however, any such expenses specifically contracted for by any such Beneficiary shall be reasonable.

         The term "LIABILITIES", as used herein, shall mean all of the following (without duplication), in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due: all Basic Rent, Supplemental Rent, the Lease Balance, the Purchase Amount, Fees, Sale Option Recourse Amount, indemnity amounts, and all additional amounts and other sums at any time due and owing, and required to be paid to the Participants or any other Person, by Lessee under the terms of the Lease or any other Operative Document, all other obligations to be performed by Lessee and all representations, warranties, covenants, undertakings and agreements of Lessee under the Participation Agreement, the Lease or any other Operative Document (whether or not Lessee, or any other Person shall be relieved or released from any or all liability or obligations under any thereof, except on account of the full and indefeasible payment and performance of all the Liabilities and full and strict compliance by Guarantor with its obligations hereunder or as provided for in SECTION 2.2).

         In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or any other law affecting the rights of creditors generally, if the obligations of Guarantor under this Guarantee would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guarantee, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Guarantor or any other Person, be automatically limited and reduced to the greatest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         Guarantor agrees that, in the event of the dissolution, bankruptcy or insolvency of Lessee, or the inability or failure of Lessee or Guarantor to pay debts as they become due, or an assignment by either of them for the benefit of creditors, or the commencement of any case or proceeding in respect of Lessee under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, Guarantor shall pay to Administrative Agent for the benefit of the Beneficiaries forthwith the full amount which would be payable hereunder by Lessee if all Liabilities were then due and payable.

         To the extent permitted by law, notwithstanding any modification, discharge or extension of any of the Liabilities or any amendment, modification, stay or cure of the rights or remedies of any Beneficiary which may occur in any bankruptcy or reorganization case or proceeding concerning Lessee or any other Person, whether permanent or temporary, and whether assented to by any Beneficiary, Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Liabilities and to discharge its other obligations hereunder and under the Operative Documents in accordance with the terms of the Operative Documents and the terms of this Guarantee in effect on the date immediately prior to such case or proceeding (including the obligation to perform and pay the portion of the Liabilities consisting of Interest or Yield accruing or that would have accrued after the commencement of such bankruptcy or reorganization case or proceeding). Guarantor understands and acknowledges that by virtue of this Guarantee, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding concerning Lessee or any other Person.

         This Guarantee shall in all respects constitute an absolute and unconditional guaranty of payment and performance (and not of collection), and shall remain in full force and effect until the full and indefeasible payment and performance of all of the

Liabilities and all of the Guarantor's obligations hereunder (notwithstanding, without limitation, the dissolution of Lessee). The liability of Guarantor hereunder may be enforced without the Beneficiaries being required to resort to any other right, remedy or security.

         Administrative Agent, on behalf of itself and the Beneficiaries, and the Beneficiaries may, from time to time at the discretion of each of them and without notice to Guarantor, take any or all of the following actions to the extent permitted by law: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder;
(b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Liabilities; (c) extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor (including Lessee) with respect to any of the Liabilities;
(d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to Guarantor for payment of any of the Liabilities, regardless of whether Administrative Agent or any other Person shall have resorted to any other Person (including Lessee) or to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this paragraph being hereby expressly waived by Guarantor). Notwithstanding the foregoing, nothing in this paragraph shall be deemed a waiver of any notice which Guarantor is entitled to receive pursuant to the specific terms of the Operative Documents.

         Section 2. GUARANTOR'S OBLIGATIONS UNCONDITIONAL.

         2.1 Guarantor's obligations hereunder are independent of the obligations of Lessee, and each Beneficiary may enforce any of its rights hereunder independently of any other right or remedy that it may at any time hold with respect to the Liabilities or any security or other guaranty therefor. To the extent permitted by law, such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and indefeasible payment and performance of all of the Liabilities and full and strict compliance by Guarantor with its obligations hereunder), whether based upon any claim that Lessee or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (other than full and indefeasible payment and performance of all of the Liabilities and all of Guarantor's obligations hereunder) whether or not Guarantor or any other
Person shall have any knowledge or notice thereof including:

         A. any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Liabilities or any Operative Document or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Document or any of the parties to such agreements, or to the Leased Property, any other Teletech Collateral, or any assignment, mortgage or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Liabilities; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in the Leased Property or any other Teletech Collateral;

         B. any failure, omission or delay on the part of Lessee, any Beneficiary or any other Person to conform or comply with any term of any instrument or agreement referred to in clause (A) above;

         C. any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in CLAUSE (A) above or any obligation or liability of Lessee or any Beneficiary, or any exercise or non-exercise by any Beneficiary of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

         D. any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Lessee, any Beneficiary or any other Person or any of their respective properties or creditors, or any action taken by any trustee, receiver or court in any such proceeding;

         E. except as provided in the second sentence of SECTION 2.2 hereof, any limitation on the liability or obligations of any Person (including Lessee) under any Operative Document, the Liabilities, any collateral security for the Liabilities (including the Teletech Collateral), or any other guaranty of the Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing or any other agreement, instrument, guaranty or security referred to in CLAUSE (A) above or any term of any thereof;

         F. any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Leased Property or any other Teletech Collateral by Lessee or any other Person for any reason whatsoever (including any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person;

         G. any merger or consolidation of Lessee or the Trust or Guarantor into or with any other Person or any sale, lease or transfer of any of the assets of Lessee or Guarantor to any other Person;

         H. any change in the ownership of any shares of capital stock of Lessee or Guarantor or any corporate change in or reorganization of Lessee or Guarantor;

         I. any loan to or other transaction between any of the Beneficiaries and Guarantor, the Trust, Certificate Trustee or Lessee; or

         J. any other occurrence or circumstance whatsoever (other than full and indefeasible payment and performance of all of the Liabilities and all of Guarantor's obligations hereunder), whether similar or dissimilar to the foregoing, and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

         2.2 The obligations of Guarantor set forth herein constitute full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in the Participation Agreement, any other Operative Document or any other document or agreement to the contrary. Notwithstanding the foregoing, Guarantor shall not be required to pay more under this Guarantee than Lessee is required to pay pursuant to the Operative Documents, solely as a result of (i) in connection with a Condemnation or Casualty, the application of the provisions of Sections 14.1(e) or 15.2(b) of the Lease, or (ii) if Lessee elects the Sale Option, the limitation of Lessee's liability at Section 20.1(k) of the Lease.

         2.3 Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by any Beneficiary upon this Guarantee or acceptance of this Guarantee, and the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee. Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guarantee and proof of reliance by any Beneficiary hereon; (b) notice of any of the matters referred to in CLAUSES (A) through (I) of SECTION 2.1 hereof, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including any demand, presentment, protest, proof or notice of nonpayment under any Operative Document, and notice of default or any failure on the part of Lessee to perform and comply with any covenant, agreement, term or condition of any Operative Document; (d) any right to the enforcement, assertion or exercise against Lessee of any right, power, privilege or remedy conferred in any Operative Document or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default by any Person under any Operative Document; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in any Operative Document, the Leased Property or any other Teletech Collateral and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.

         2.4 Guarantor agrees that this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Lessee arising under the Operative

Documents is rescinded or must be otherwise restored by any Beneficiary, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

         2.5 Guarantor further agrees that, without limiting the generality of this Guarantee, if an Event of Default shall have occurred and be continuing and any Beneficiary is prevented by Applicable Law from exercising its remedies under the Operative Documents, such Beneficiary shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would otherwise have been due from Lessee had such remedies been exercised.

         Section 3. WAIVER OF SUBROGATION. Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Lessee arising from the existence, payment, performance or enforcement of Guarantor's obligations under this Guarantee or any other Operative Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of any Beneficiary against Lessee or any property or assets now or hereafter constituting part of the Trust Estate, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Lessee directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Liabilities shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to Certificate Trustee to be credited and applied pursuant to the terms of the Operative Documents. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Participation Agreement and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

         Section 4. ADDITIONAL WAIVERS. Guarantor authorizes Administrative Agent and each Beneficiary, at its sole option, without notice or demand and without affecting the liability of Guarantor hereunder, to release and reconvey (with or without the receipt of any consideration) any lien against any or all real or personal property security for the Liabilities (including the Teletech Collateral), to foreclose any or all deeds of trust, mortgages, security agreements or other instruments or agreements by judicial or nonjudicial sale, and to exercise any other remedy against Lessee any security or any other guarantor, all without affecting the liability of Guarantor hereunder. Guarantor waives any right to receive notice of any judicial or nonjudicial sale or foreclosure of any real property, and the failure of Guarantor to receive such notice shall not impair or affect Guarantor's liability hereunder.

         Section 5. REASONABLENESS AND EFFECT OF WAIVERS. Guarantor warrants and agrees that each of the waivers set forth in this Guarantee is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

         Section 6. TRANSFERS BY BENEFICIARIES. Each Beneficiary may, from time to time, whether before or after any discontinuance of this Guarantee, at its sole discretion and without notice to or consent of Guarantor, assign or transfer any or all of the Liabilities or any interest therein, subject to
Article XII of the Participation Agreement; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guarantee, and each and every immediate and successive permitted assignee or permitted transferee of any of the Liabilities or of any interest therein shall, to the extent of such assignee's or transferee's interest in the Liabilities, be entitled to the benefits of this Guarantee to the same extent as if such assignee or transferee were such Beneficiary.

         Section 7. NO WAIVER BY BENEFICIARIES. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guarantee be binding upon any Beneficiary except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair any Beneficiary's rights or Guarantor's obligations under this Guarantee. For the purposes of this Guarantee, Liabilities shall include all of the obligations described in the definition thereof, notwithstanding any right or power of Lessee or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of Guarantor hereunder. Guarantor's obligations under this Guarantee shall, to the extent permitted by law, be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Guarantor (other than full and indefeasible payment and performance of all of the Liabilities and all of Guarantor's obligations hereunder). Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guarantee.

         Section 8. SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon Guarantor and upon Guarantor's successors and assigns; and all references herein to Guarantor shall be deemed to include any successor or successors, whether immediate or remote, to such Person.

         Section 9. SEVERABILITY. Wherever possible, each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any provision of this Guarantee shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

         Section 10. NOTICES. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Guarantee shall be in writing and shall be deemed to have been duly given when addressed to the appropriate Person and delivered in the manner specified in Section 15.3 of the Participation Agreement. The initial address for notices to Guarantor is set forth beneath its signature below.

         Section 11. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT PERMITTED BY APPLICABLE LAW.

         Section 12. SUBMISSION TO JURISDICTION. (i) Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the District of Colorado in Denver, Colorado, and appellate courts from any thereof and, to the extent permitted by law, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guarantee;

                  (b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on Schedule III to the Participation Agreement or at such other address of which the other parties hereto shall have been notified pursuant to Section 15.3 of the Participation Agreement; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         Section 13. JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTEE OR ANY OTHER OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTEE OR ANY OTHER OPERATIVE DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


                           [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Guarantor has caused this Lessee Guarantee to be executed and delivered as of the date first above written.


                                            TELETECH HOLDINGS, INC., a Delaware
                                            corporation


                                            By: /s/ Norman Blome
                                                --------------------------------
                                            Name: Norman Blome
                                            Title: Treasurer

                                            Address:   1700 Lincoln Street
                                                       Denver, Colorado 80203
                                            Attention: Norman Blome


                                      S-1